       As filed with the Securities and Exchange Commission on March 31, 1998
                                                   Registration No. 333-48293


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------

                                   AMENDMENT NO. 1
                                          to
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                 --------------------

                       WASHINGTON REAL ESTATE INVESTMENT TRUST
                (Exact name of Registrant as specified in its charter)



               Maryland                                       53-0261100
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                        Identification No.)


                                 --------------------

                               10400 Connecticut Avenue
                              Kensington, Maryland 20895
                                    (301) 929-5900


        (Address, including zip code, and telephone number of Registrant's principal executive offices)

                                 --------------------

                                 Mr. Larry E. Finger
                              Senior Vice President and
                               Chief Financial Officer
                               10400 Connecticut Avenue
                              Kensington, Maryland 20895
                                    (301) 929-5900

  (Name, address, including zip code, and telephone number of agent for service)

      The Commission is requested to send copies of all communications to:

                               Jeffrey E. Jordan, Esq.
                        Arent Fox Kintner Plotkin & Kahn, PLLC
                            1050 Connecticut Avenue, N.W.
                               Washington, D.C.  20036
                                    (202) 857-6473

         Approximate date of commencement of proposed sale to public:
  From time to time after the effective date of this registration statement pursuant to Rule 415.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                 --------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                     SUBJECT TO COMPLETION, DATED MARCH 31, 1998


PROSPECTUS

                               4,500,000 Common Shares

                       Washington Real Estate Investment Trust
                                   _______________

         This Prospectus relates to 4,500,000 common shares of beneficial interest, $.01 par value per share ("Common Shares") of Washington Real Estate Investment Trust ("WRIT" or the "Trust"), which the Trust may offer and issue from time to time in the acquisition of other businesses or properties.

         It is anticipated that such acquisitions will consist principally of real estate businesses, real estate investment trusts or other entities that are engaged in the real estate business and/or own office, retail, multi-family or industrial properties, or portfolios containing such properties. The Trust may also issue Common Shares pursuant to this Prospectus to directly acquire real estate properties. The consideration for such business and property acquisitions may consist of Common Shares, cash, notes, assumption of liabilities, or a combination thereof, as determined from time to time by negotiations between the Trust and the owners or controlling persons of the property, portfolio or entity to be acquired. The terms of the acquisition will be determined by negotiations between the Trust's representatives and the owners or controlling persons of the property, portfolio or entity to be acquired. It is anticipated that Common Shares used in any such acquisition will be valued at a price reasonably related to the current market value of the Common Shares, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of the closing, or during the period or periods prior to the delivery of the Common Shares.

         No underwriting discounts or commissions will be paid in connection with the issuance of the Common Shares, although finder's fees may be paid from time to time in connection with specific acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. All expenses of this offering will be paid by the Trust.

         For information relating to the resale of Common Shares pursuant to this Prospectus, see "Outstanding Common Shares Covered by this Prospectus."



         The Common Shares are listed on the American Stock Exchange under the symbol "WRE." The last reported sale price of the Common Shares on the American Stock Exchange on March 27, 1998 was $16.875 per share.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------

          The date of this Prospectus is                 , 1998
                                        -----------------

                                AVAILABLE INFORMATION

         The Trust is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such filings are also available from commercial document retrieval services and from the Commission's site on the World Wide Web located at www.sec.gov. The Common Shares are listed on the American Stock Exchange, 86 Trinity Place, New York, New York 10005 and reports, proxy statements and other information filed by the Trust can be inspected at such Exchange.

         The Trust has filed a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Trust hereby incorporates by reference the following documents filed with the Commission pursuant to the Exchange Act:



         1. The Trust's Annual Report on Form 10-K for the year ended December 31, 1997.

         2.  The Trust's Current Report on Form 8-K dated October 31, 1997.

         3.  The Trust's Current Report on Form 8-K dated November 21, 1997.

         4. The Trust's Current Report on Form 8-K dated May 31, 1996, as amended by Amendment No. 1 dated July 25, 1996

         5.  The Trust's Proxy Statement dated April 22, 1996.

         6.  The Trust's Form 8-B dated July 10, 1996.



         Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Common Shares to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Common Shares or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Larry E. Finger, Washington Real Estate Investment Trust, 10400 Connecticut Avenue, Kensington, Maryland 20895, telephone (301) 929-5900 or
(800) 565-9748. The Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents).

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

Incorporation of Certain Documents by Reference  . . . . . . . . . . . . . .      2

The Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Description of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Outstanding Common Shares Covered by this Prospectus . . . . . . . . . . . .      8

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

                                          3

                                      THE TRUST



         The Trust is an equity real estate investment trust investing in income producing properties in the Mid-Atlantic area with a principal focus in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 52 properties consisting of 18 office buildings, 12 shopping centers, 8 apartment buildings and 14 industrial distribution properties.



         WRIT's principal objective is to increase operating income by investing in high quality real estate with strong growth potential in prime locations and aggressively managing these properties with active leasing and capital improvement programs. The percentage leased at December 31, 1997 for the Trust's properties was 96% for office buildings, 95% for shopping centers, 97% for apartment buildings and 93% for industrial distribution properties.

         The Trust's total debt on February 28, 1998 was approximately $223,000,000.

         In 1995, the Trust organized WRIT Limited Partnership (the "Partnership") to assist the Trust in competing for acquisition of properties that meet the Trust's objectives from sellers who may wish to defer taxation of gain realized on sale through an exchange of partnership interests.

         WRIT's income from operations per share has increased for 31 consecutive years. WRIT concentrates on increasing its income from operations and funds from operations to achieve its objective of paying increasing dividends to its shareholders. Consecutive quarterly dividends have been paid for 35 years, and the annual dividend paid has increased every year for the last 27 years.

         The Trust is a Maryland real estate investment trust, successor to a trust founded in 1960. The principal offices of the Trust are located at 10400 Connecticut Avenue, Kensington, Maryland 20895, telephone (301) 929-5900 or (800) 565-9748.

                                DESCRIPTION OF SHARES

General

         The Trust is authorized to issue 100,000,000 Common Shares with a par value of $.01 per share. Under Maryland law and the Trust's Declaration of Trust (the "Declaration of Trust"), the Trust may increase the aggregate number of authorized Common Shares without shareholder approval. As of March 19, 1998, 35,683,987 Common Shares were outstanding.

          The Trust's Board of Trustees has proposed to amend the Declaration of Trust to authorize the Trust to issue Preferred Shares, $.01 par value per share (the "Preferred Amendment"). The adoption of the Preferred Amendment requires the approval of the Board of Trustees and of the holders of a majority of the Trust's outstanding Common Shares of the form of an amendment to the Declaration of Trust authorizing the Preferred Shares. No Preferred Shares may be issued prior to the adoption of the Preferred Amendment.

         The following statements with respect to the Common Shares and Preferred Shares (being sometimes referred to herein collectively as the "Shares") are subject to the detailed provisions of the Declaration of Trust, the Trust's bylaws and the proposed Preferred Amendment. These statements do not purport to be complete or to give full effect to the terms of the provisions of the statutory or common law and are subject to, and are qualified in their entirety by reference to, the terms of the Declaration of Trust, the Trust's bylaws and the proposed Preferred Amendment.

Common Shares

         Holders of Common Shares are entitled to receive dividends and distributions when and as declared by the Board of Trustees after payment of, or provision for, any cumulated dividends and distributions on and any required redemptions of Preferred Shares then outstanding. Holders of Common Shares have one vote per share and non-cumulative voting rights. The Declaration of Trust establishes the number of Trustees at not less than three nor more than seven and divides the Trustees into three classes to be elected on a staggered basis. Upon liquidation of the Trust, holders of Common Shares would receive their pro rata share of the distributable assets of the Trust remaining after the satisfaction of prior preferential rights of Preferred Shares and the satisfaction of all debts and liabilities of the Trust. Holders of Common Shares do not have any preference, conversion, exchange, preemptive or redemption rights.

         Outstanding Common Shares are listed on the American Stock Exchange. American Stock Transfer & Trust Company, New York, New York is the transfer agent for the Common Shares.

Preferred Shares

         Upon the adoption of the Preferred Amendment, the Board of Trustees would be authorized, without further shareholder action, to provide for issuance of Preferred Shares, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as the Board of Trustees shall approve.

Business Combination Provisions

         The Declaration of Trust provides that any merger, consolidation or liquidation of the Trust, or any sale of all or substantially all of its assets, must be approved by a majority of the Trustees, and that if any such transaction is with, into or to a Related Shareholder (defined as a person or entity beneficially owning, directly or indirectly, 5% or more of the outstanding Shares), the transaction must be approved by a majority of the Trustees not appointed or nominated by or acting on behalf of the Related Shareholder or an affiliate or associate of the Related Shareholder.

         The Trust, as permitted by Maryland Law, has expressly elected to be governed by the special voting requirement of the Maryland Corporations and Associates Article (the "Special Voting Article"). The Special Voting Article establishes special requirements with respect to "business combinations" between an "interested stockholder" and a Maryland corporation
unless exemptions are applicable.   Among other things, the Special Voting
Article prohibits, for a period of five years, a merger and other specific or similar transactions between a Maryland corporation and an interested stockholder and requires a super majority vote for such transactions after the end of such five-year period. (For the purposes of the Special Voting Article and the Control Share Article (described below), a "Maryland corporation" includes a Maryland real estate investment trust. They are referred to collectively in this section as a "Maryland company.")

         "Interested stockholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of a Maryland company. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland company and an interested stockholder and, thereafter, may not be consummated unless recommended by the board of the Maryland company and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder unless, among other things, the company's stockholders receive a minimum price (as defined in the Special Voting Article) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

         A business combination with an interested stockholder which is approved by the board of a Maryland company at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to a Maryland company's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until eighteen months after the vote of stockholders and does not apply to any business combination of a company with a stockholder who was an interested stockholder on the date of the stockholder vote.

         The Trust, as permitted by Maryland law, has also expressly elected to be governed by the control share provisions of the Maryland Corporations and Associates Article (the "Control Share Article"). Under the Control Share Article, "control shares" of a Maryland company acquired in a "control share acquisition" have no voting rights except to the extent approved a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the company. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

         A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses) may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Maryland company may itself present the question at any shareholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the Maryland company may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control shares are considered but not approved. If no such meeting is held, fair value shall be determined as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

         The Control Share Article does not apply to shares acquired in a merger, consolidation or share exchange if the Maryland company is a party to the transaction, to acquisitions approved or exempted by the charter or bylaws of the Maryland company or to shares acquired before November 4, 1988 or pursuant to a contract entered into before November 4, 1988.

         The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain shareholders might deem in their interests or pursuant to which they might receive a substantial premium for their Shares. The Control Share Article in particular has the effect of making a unilateral tender offer or other takeover of the Trust more difficult. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of Shares, deprive shareholders of opportunities to sell at a temporarily higher market price.

Excess Share Provisions

         For the Trust to qualify as a REIT under the Code, in any taxable year, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals during the last six months of such year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year or a proportionate part of a taxable year less than 12 months. In order to meet these and other requirements, the Trustees have the power to redeem or prohibit the transfer of a sufficient number of Shares to maintain or bring the ownership of the Shares into conformity with such requirements. In connection with the foregoing, if the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares representing more than 10% in value of the total Shares outstanding (the "Excess Shares") has or may become concentrated in the hands of one beneficial owner, the Trustees shall have the power (i) to repurchase from any shareholder of the Trust such Excess Shares and (ii) to refuse to sell, transfer or deliver Shares to any person whose acquisition of such Shares would, in the opinion of the Trustees, result in the direct or indirect beneficial ownership by any person of Shares representing more than 10% in value of the outstanding Shares. The purchase price for any Shares so repurchased shall be at cost or at the last sale price of the Share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher. From and after the date fixed for repurchase by the Trustees, and so long as payment of the purchase price for the Shares to be so repurchased shall have been made or duly provided for, the holder of any Excess Shares so called for repurchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares, except the right to payment of the purchase price for the Shares.

         The Declaration of Trust includes an excess share provision to ensure that any rent paid to the trust by a "sister corporation" not become disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Code. Under these provisions, the Trustees have the power (i) by lot or other means deemed equitable to call for purchase from any shareholder such numbers of Shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares in conformity with the requirements of Section 856(d)(2)(B), and (ii) to refuse to register the transfer of Shares to any person whose ownership would jeopardize the Trust's compliance with Section 856(d)(2)(B). For purposes of this provision, the term "sister corporation" means a corporation the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the Shares. This provision shall apply even if a "sister corporation" does not exist (i) at the time the Trustees determine that the ownership of Shares has or may become so concentrated, or (ii) at the time the Trustees call Shares for purchase or refuse to register the transfer of Shares. The purchase price for the Shares purchased pursuant thereto shall be equal to the fair market value of such Shares as reflected in the closing price for such Shares on the principal stock exchange on which such Shares are listed or, if such Shares are not listed, then the last bid for the Shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees. From and after the date fixed for purchase by the Trustees, the holder of any Shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares, except the right to payment of the purchase price fixed as aforesaid.

         In order to further assure that ownership of the Shares does not become so concentrated, the Declaration of Trust provides that if any transfer of Shares would prevent amounts received by the Trust from a "sister corporation," if one existed, from qualifying as "rents from real property" as defined in Section 856(d) of the Code, by virtue of the application of
Section 856(d)(2)(B) of the Code, the transfer shall be void ab initio and the intended transferee of such Shares shall be deemed never to have had an interest therein. If this provision is deemed void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares is deemed to have acted as an agent on behalf of the Trust. Furthermore, the Declaration of Trust provides that shareholders shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the Shares as the Trustees deem necessary to determine whether the Trust satisfies the provisions of Sections 856(a)(5) and (6) and
Section 856(d) of the Code or the regulations thereunder, as the same shall from time to time be amended, or to comply with the requirements of any other taxing authority.

         Similarly to the business combination provisions, the excess share provisions may deter or render more difficult attempts by third parties to obtain control of the Trust if such attempts are not supported by the Board of Trustees.

Taxation

         The Trust has elected to be taxed as a REIT under the Code. A REIT which meets certain qualifications is relieved of federal income taxes on ordinary income and capital gains distributed to shareholders. In the opinion of Arent Fox Kintner Plotkin & Kahn, PLLC, legal counsel for WRIT, the Trust has qualified as a real estate investment trust for the years 1992
- 1996 and its present and contemplated method of operation will put it in a position to continue to so qualify. David M. Osnos, a Trustee, is a member of such firm.

                OUTSTANDING COMMON SHARES COVERED BY THIS PROSPECTUS

         This Prospectus has also been prepared for use by the persons who may receive from the Trust Common Shares in acquisitions and who may be entitled to offer such Common Shares under circumstances requiring a prospectus; provided, however, that no shareholder will be authorized to use this Prospectus for any offer of Shares without first obtaining the consent of the Trust. The Trust may consent to the use of this Prospectus for a limited period of time by such shareholders and subject to limitations and conditions which may be varied by agreement between the Trust and such shareholders. Resales of such Common Shares may be made on the American Stock Exchange or such other exchange on which the Common Shares may be listed, in the over-the-counter market, in private transactions or pursuant to underwriting agreements.

         Agreements with shareholders permitting the use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that shareholders enter into custody agreements with one or more banks with respect to such Common Shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. Such shareholders may be deemed to be underwriters within the meaning of the Securities Act.

         When resales are to be made through a broker or dealer selected by the Trust, it is anticipated that a member firm of the American Stock Exchange may be engaged to act as such shareholders' agent in the sale of Common Shares by such shareholder. The commission paid to the member firm will be the normal stock exchange commission (including negotiated commissions to the extent permissible). Sale of shares by the member firm may be made on the American Stock Exchange or other exchange from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Trust being notified by a shareholder that a block trade has taken place, a supplementary Prospectus, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the member firm, the number of shares involved, the price at which such shares were sold by such shareholder and the commissions to be paid by such shareholder to such member firm.

                                    LEGAL OPINIONS

         The legality of the Common Shares is being passed upon for the Trust by Arent Fox Kintner Plotkin & Kahn, PLLC, Washington, D.C. David M. Osnos, a trustee of the Trust, is a member of Arent Fox Kintner Plotkin & Kahn, PLLC.

                                       EXPERTS



         The financial statements for the years ended December 31, 1997 and 1996 incorporated in this Prospectus to the Trust's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein upon the authority of said firm as experts in auditing and accounting in giving said report, and the financial statements for the year ended December 31, 1995 incorporated in this Prospectus by reference to the Trust's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.





         The historical summary of gross income and direct operating expenses for the year ended December 31, 1995 of Maryland Trade Center I and II included in the Trust's Current Report on Form 8-K dated May 31, 1996, as amended by Amendment No. 1 dated July 25, 1996, incorporated by reference herein, has been so incorporated in reliance on the report dated May 31, 1996 of Stoy, Malone & Company, P.C., also incorporated by reference herein, and on the authority of said firm as experts in auditing and accounting.



         The historical summary of gross income and direct operating expenses for the year ended December 31, 1996 of 1600 Wilson Boulevard included in the Trust's Current Report on Form 8-K dated October 31, 1997, incorporated by reference herein, has been so incorporated in reliance on the report dated October 17, 1997 of Stoy, Malone & Company, P.C., also so incorporated by reference herein, and on the authority of said firm as experts in auditing and accounting.

         The historical summary of gross income and direct operating expenses for the year ended December 31, 1996 of Bethesda Hill Apartments included in the Trust's Current Report on Form 8-K dated November 21, 1997, incorporated by reference herein, has been so incorporated in reliance on the report dated November 12, 1997 of Stoy, Malone & Company, P.C., also so incorporated by reference herein, and on the authority of said firm as experts in auditing and accounting.

         The historical summary of gross income and direct operating expenses for the year ended December 31, 1996 of Space Center Tysons, Inc. included in the Trust's Current Report on Form 8-K dated November 21, 1997, incorporated by reference herein, has been so incorporated in reliance on the report dated November 14, 1997 of McGladrey & Pullen, LLP, also so incorporated by reference herein, and on the authority of said firm as experts in auditing and accounting.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         The Registrant's Declaration of Trust dated April 5, 1996 provides that no Trustee or officer of the Registrant shall be personally liable, in tort, contract or otherwise, in connection with the Registrant's property or the affairs of the Registrant, or on account of his own acts or omissions to the Registrant, or to any shareholder, Trustee, officer or agent thereof except (1) to the extent that it is proved that such trustee or officer actually received an improper benefit or profit in money, property, or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. All persons shall look solely to the Registrant's property for satisfaction of claims of any nature in connection with the affairs of the Registrant. The Registrant's Declaration of Trust further provides for the indemnification of the Registrant's Trustees and officers to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law.

Item 21. Exhibits and Financial Statement Schedules




 2.      -- Plan of acquisition, reorganization, arrangement, liquidation or succession
  (a)    -- Agreement and Articles of Merger dated June 20, 1996*
 4.      -- Instruments defining the rights of security holders
  (a)    -- Indenture relating to Senior Securities, dated as of August 1, 1996, between the Registrant and The First National Bank of Chicago, as trustee**
  (b)    -- Officers' Certificate Establishing the Terms of the Notes, dated
              August 8, 1996 **
  (c)    -- Form of 2003 Notes **
  (d)    -- Form of 2006 Notes **
  (e)    -- Remarketing Agreement dated as of February 20, 1998 between the
              Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the MOPPRS ***
  (f)    -- Form of MOPPRS ***
  (g)    -- Form of Notes ***
 5.      -- Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC re validity of securities registered (previously filed)
23.      -- Consents of experts and counsel
  (a)    -- Consent of Arthur Andersen LLP
  (b)    -- Consent of Price Waterhouse LLP
  (c)    -- Consent of Stoy, Malone & Company, P.C.
  (d)    -- Consent of McGladrey & Pullen, LLP
  (e)    -- Consent of Arent Fox Kintner Plotkin & Kahn, PLLC (counsel):
              included in Exhibit 5
24.      -- Power of attorney (previously filed)



-----------

* Incorporated by reference to Exhibit 99 to the Registrant's Form 8-B dated July 10, 1996.

** Incorporated by reference to Exhibit 4 to the Registrant's Form 8-K dated
   August 13, 1996.

***Incorporated by reference to Exhibit 4 to the Registrant's Form 8-K dated
   February 25, 1998

Item 22. Undertakings

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

     (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                      SIGNATURES



         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kensington, State of Maryland, on the 31st day of March, 1998.



                                       WASHINGTON REAL ESTATE INVESTMENT TRUST

                                       By: /s/ EDMUND B. CRONIN, JR.
                                           ----------------------------------
                                           Edmund B. Cronin, Jr.
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:





Signature                            Title                          Date
---------                            -----                          ----
/s/ ARTHUR A. BIRNEY*                Chairman of the Trustees       March 31, 1998
------------------------------
Arthur A. Birney


/s/ WILLIAM N. CAFRITZ*              Trustee                        March 31, 1998
------------------------------
William N. Cafritz


/s/ EDMUND B. CRONIN, JR.            Trustee, President and         March 31, 1998
------------------------------       Chief Executive Officer
Edmund B. Cronin, Jr.


/s/ JOHN M. DERRICK, JR.*            Trustee                        March 31, 1998
------------------------------
John M. Derrick, Jr.


/s/ BENJAMIN H. DORSEY*              Trustee                        March 31, 1998
------------------------------
Benjamin H. Dorsey


/s/ LARRY E. FINGER                  Senior Vice President and      March 31, 1998
------------------------------       Chief Financial Officer
Larry E. Finger


/s/ DAVID M. OSNOS*                  Trustee                        March 31, 1998
------------------------------
David M. Osnos


/s/ STANLEY P. SNYDER*               Trustee                        March 31, 1998
------------------------------
Stanley P. Snyder






------------------------------
* Signed pursuant to power of attorney
  previously filed


By  /s/ EDMUND B. CRONIN, JR.
   ------------------------------
   Edmund B. Cronin, Jr.